UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2012

NETSUITE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2955 Campus Drive

Suite 100

San Mateo, CA 94403-2511

(Address of principal executive offices, including zip code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2012, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the following salary and performance based cash incentive compensation arrangements for the Company’s named executive officers for calendar year 2012:

Base Salary

The Committee approved increases in the base salaries for Zachary Nelson, Evan Goldberg, James McGeever and Ron Gill as set forth below, which will become effective on April 1, 2012. All other named executive officers’ base salaries remained unchanged from 2011.

Named Executive Officer	Position	Current Base Salary	Base Salary Effective April 1, 2012
Zachary Nelson	President & Chief Executive Officer	$450,000	$485,000
Evan Goldberg	Chief Technical Officer	$375,000	$400,000
James McGeever	Chief Operating Officer	$300,000	$360,000
Ron Gill	Chief Financial Officer	$275,000	$305,000

Executive Performance Based Cash Incentive Plan for 2012

The Committee also approved performance based cash incentive targets for 2012 under the Company’s Executive Performance Based Cash Incentive Plan. Such performance based cash incentive targets for Messrs. Nelson, Goldberg, McGeever and Gill are different from the targets that were in place for them in 2011. The performance based cash incentive targets remained the same as in effect for 2011 for all of our other named executive officers. The performance based cash incentive targets for Messrs. Nelson, Goldberg, McGeever and Gill for 2011 and 2012 are as follows:

Named Executive Officer	Position	2011 Cash Incentive Target	2012 Cash Incentive Target
Zachary Nelson	President & Chief Executive Officer	$450,000	$485,000
Evan Goldberg	Chief Technical Officer	$187,500	$200,000
James McGeever	Chief Operating Officer	$200,000	$240,000
Ron Gill	Chief Financial Officer	$150,000	$183,000

The payment of performance based cash incentives for 2012 is based on the achievement, on a quarterly basis, of certain targets by the Company of the financial metrics listed below, and achievement, on a quarterly and annual basis, based on a subjective determination of individual performance by the Committee:

Named Executive Officer	Revenue	Non-GAAP Operating Income	Cash Flow	Gross Sales Amount	Subjective Determination of Individual Performance
Zachary Nelson	52.5%	11.25%	11.25%	0%	25%
Evan Goldberg	52.5%	11.25%	11.25%	0%	25%
James McGeever	52.5%	11.25%	11.25%	0%	25%
Ron Gill	52.5%	11.25%	11.25%	0%	25%
James Ramsey	0%	0%	0%	75%	25%

For each financial metric listed above, cash incentives are capped at 175% of the applicable target payout. The financial metrics consist of revenue, non-GAAP operating income, cash flow and gross sales amount. For the individual performance component, cash incentives are based on the Committee’s subjective determination and are capped at 100% of the applicable target payout.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSUITE INC.

Date: March 12, 2012	By:	/s/ Ron Gill
Ron Gill Chief Financial Officer